Exhibit 10.2

NOTICE OF BORROWING

Stonepeak Magnet Holdings LP,

as DIP Lender

55 Hudson Yards

550 W. 34th Street – 48th Floor

New York, NY 1000

Attention: Rajiv Patel, James Wyper, Sarah Weissman

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to that (x) certain Summary of Proposed Terms and Conditions for DIP Financing and Use of Cash Collateral, dated as of November 20, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, if applicable, pursuant to the Final Order, the “DIP Term Sheet”), among Akumin Inc., a Delaware corporation, as a debtor and debtor-in-possession (the “DIP Borrower”), its affiliates signatory thereto as DIP Guarantors or thereafter designated as DIP Guarantors pursuant to the definitive DIP Documents, Stonepeak Magnet Holdings LP, in its capacity as lender under the DIP Facility (in such capacity, together with its successors and assigns in such capacity, the “DIP Lender”), (y) the Final Order approving the DIP Term Sheet and approving and granting the DIP liens to the DIP Lender to secure the DIP Obligations (Docket No. 258). Unless otherwise defined herein, capitalized terms used herein and defined in the DIP Term Sheet shall have the respective meanings provided in the DIP Term Sheet.

(1) The DIP Borrower hereby requests that on November 29, 2023 (the “Funding Date”), a portion of the DIP Facility Commitments under the DIP Facility be funded in the aggregate principal amount of Ten Million Dollars ($10,000,000) (the “Third DIP Loan”), with the proceeds thereof to be disbursed as provided for herein for the benefit of the DIP Borrower. The DIP Borrower hereby authorizes and directs the DIP Lender to wire transfer the proceeds of the Third DIP Loan in immediately available funds, pursuant to the wire transfer instructions specified below. Upon such wire transfer, such Third DIP Loan shall be deemed issued to the DIP Borrower under the DIP Facility and interest shall commence to accrue as specified in the DIP Term Sheet.

(2) Attached hereto as Exhibit A is the Approved Budget, which demonstrates the need for the Third DIP Loan requested hereby and shows the proposed use of such funds within the time period before the Milestone for entry of the Final Order;

(3) The DIP Borrower hereby acknowledges that the acceptance of the proceeds of the Third DIP Loan requested hereby constitutes a representation and warranty by the DIP Borrower, on behalf of itself and each DIP Guarantor, that, on the Funding Date (both immediately before and after giving effect thereto and to the application of the proceeds thereof), (A) there are no defaults or Events of Default under the DIP Term Sheet and (B) all the representations and warranties set forth in the DIP Term Sheet are true and correct.

(4) Please wire transfer the proceeds of the Third DIP Loan on behalf, and at the direction, of the DIP Borrower to the following account and financial institution:

Signature Page to Notice of Borrowing

Bank Name:	JPMorgan Chase

Bank Address:	New York, NY 10017

Account Name:	MOS – Medical Outsourcing Services, LLC

Account No.:	657585367

ABA Routing No.:	021000021

Attention:	Katy Kwok

SWIFT Code:	CHASUS33

(5) The DIP Borrower hereby represents and warrants that each of the conditions set forth in the DIP Term Sheet under the sections entitled “DIP Conditions Precedent” and “Conditions Precedent to All Credit Extensions” are or will be satisfied as of the Funding Date.

[Remainder of page left intentionally blank.]

2

The DIP Borrower has caused the Notice of Borrowing to be executed and delivered as of the date first above written.

DIP BORROWER:
AKUMIN INC., a Delaware corporation

By:	/s/ David Kretschmer
Name:	David Kretschmer
Title:	Chief Financial Officer

Signature Page to Notice of Borrowing

EXHIBIT A

Approved Budget

(See Attached)

Schedule 1

DIP Budget

Week Ending: Week Num: USD $000’s	11/24/23 Week 1 Fcst.	12/1/23 Week 2 Fcst.	12/8/23 Week 3 Fcst.	12/15/23 Week 4 Fcst.	12/22/23 Week 5 Fcst.	12/29/23 Week 6 Fcst.	1/5/24 Week 7 Fcst.	1/12/24 Week 8 Fcst.	1/19/24 Week 9 Fcst.	9-Week Total Fcst.
Receipts:
Receipts	$5,972	$7,602	$5,879	$8,660	$10,416	$9,009	$10,216	$10,355	$10,246	$78,355
JV Distributions/Reimbursements	1,500	2,000	471	1,608	2,731	3,977	471	1,608	2,731	17,097

Total Operating Receipts	7,472	9,602	6,350	10,268	13,147	12,986	10,687	11,963	12,977	95,452
Operating Disbursements:
Payroll	(8,544)	(1,282)	(8,521)	(1,197)	(8,694)	(1,197)	(8,711)	(1,197)	(8,711)	(48,056)
Operating Expenses	(1,498)	(12,214)	(7,246)	(3,448)	(4,464)	(5,092)	(3,537)	(3,753)	(4,620)	(45,872)
Equipment Leases/Maintenance	(875)	(2,150)	(2,077)	—	(534)	(375)	(700)	(1,377)	(534)	(8,623)
Facility Leases	(1,392)	(1,630)	—	(722)	(107)	(2,008)	—	(722)	(107)	(6,687)
Taxes	—	(633)	—	—	—	—	(399)	—	—	(1,032)
MedPort Payments	—	(1,085)	—	—	—	—	(1,500)	—	—	(2,585)
Ordinary Course Professionals	—	—	(413)	—	(500)	—	—	—	—	(913)

Total Operating Disbursements	(12,309)	(18,994)	(18,257)	(5,368)	(14,300)	(8,672)	(14,847)	(7,049)	(13,972)	(113,768)

Operating Cash Flow	(4,838)	(9,392)	(11,906)	4,900	(1,152)	4,313	(4,159)	4,914	(995)	(18,316)
Non-Operating Activities
Debt Interest Payment / Fees	—	—	—	—	—	—	—	—	—	—
Capex	—	(1,284)	(795)	—	—	—	—	—	—	(2,079)
Restructuring Professionals	—	—	(200)	—	—	—	(130)	—	—	(330)
Utilities Adequate Assurance	(9)	—	—	—	—	—	—	—	—	(9)
Other Restructuring Costs	—	(229)	—	—	—	—	—	—	—	(229)

Total Restructuring Costs	(9)	(1,513)	(995)	—	—	—	(130)	—	—	(2,647)

Net Cash Flow	$(4,847)	$(10,905)	$(12,901)	$4,900	$(1,152)	$4,313	$(4,289)	$4,914	$(995)	$(20,963)

Unrestricted Cash:
Beginning Book Balance	16,380	11,533	10,628	10,726	15,626	14,474	18,787	14,498	19,412	16,380
Net Cash Flow	(4,847)	(10,905)	(12,901)	4,900	(1,152)	4,313	(4,289)	4,914	(995)	(20,963)
RCF Draw / (Paydown)	—	—	—	—	—	—	—	—	—	—
DIP Term Loan Draw / (Paydown)	—	10,000	13,000	—	—	—	—	—	—	23,000

Ending Book Balance	11,533	10,628	10,726	15,626	14,474	18,787	14,498	19,412	18,417	18,417
DIP Beginning Balance	75,000	75,000	85,000	98,000	98,000	98,000	98,000	98,000	98,000	75,000
DIP Term Loan Draw / (Paydown)	—	10,000	13,000	—	—	—	—	—	—	23,000

DIP Ending Balance	75,000	85,000	98,000	98,000	98,000	98,000	98,000	98,000	98,000	98,000
DIP Availability	—	45,000	32,000	32,000	32,000	32,000	32,000	32,000	32,000	32,000

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